EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
HSBC Finance Corporation

We consent to the incorporation by reference in the Registration Statements No. 33-52211, No. 33-58727, No. 333-00397, No. 333-03673, No. 333-36589, No. 333-39639, No. 333-47073, No. 333-58291, No. 333-58289, No. 333-58287, No. 333-30600, No. 333-50000, No. 333-70794, No. 333-71198, No. 333-83474 and No. 333-99107 on Form S-8, Registration Statements No. 33-64175, No. 333-14459, No. 333-47945, No. 333-33240, No. 333-56152, No. 333-61964, No. 333-73746, No. 333-75328, No. 333-85886, No. 33-57249, No. 333-60510, No. 333-120494, No. 333-120495, No. 333-120496 and No. 333-128369 on Form S-3, Registration Statements No. 333-130580 and No. 333-156219 on Form S-3ASR, Registration Statement No. 333-100737 on Form S-3MEF and Registration Statement No. 33-45454 on Form 424(b)(3) of HSBC Finance Corporation (the Company) of our reports dated February 28, 2011, with respect to the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of income (loss), changes in the shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of the Company.

/s/  KPMG LLP

Chicago, Illinois
February 28, 2011